Abits Group Inc

CERTIFICATE NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

PAR VALUE $0.001
ORDINARY SHARES

CUSIP NO.

THIS CERTIFIES THAT

*** SPECIMEN ***

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES, PAR VALUE OF $0.001 EACH, OF

ABITS GROUP INC

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

CONGLIN DENG
Chief Executive Officer

WANHONG TAN
Chief Financial Officer


ABITS GROUP INC
Corporate
Seal
BRITISH VIRGIN ISLANDS

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112